EXHIBIT 23.2


CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the use in this Registration Statement of El Capitan Precious Minerals, Inc. on Form S-3/A of our report dated January 6, 2006, with respect to our audit of the consolidated financial statements of El Capitan Precious Minerals, Inc. as of September 30, 2005 and the year then ended, that is incorporated by reference in this Registration Statement, filed with the Securities and Exchange Commission. We also consent to the use of our name as it appears under the caption "Experts".




                                            /s/ EPSTEIN, WEBER & CONOVER, P.L.C.

Scottsdale, Arizona
April 24, 2006